EXECUTION



                            PASS-THROUGH CERTIFICATES
                    ABN AMRO MORTGAGE CORPORATION, DEPOSITOR

                                 TERMS AGREEMENT

                                                             Dated: May 27, 2003


To:      ABN AMRO Mortgage Corporation

Re: Underwriting Agreement, dated as of January 23, 2003 (the "Underwriting Agreement")

Ladies and Gentlemen:

         The undersigned (being herein called the "Underwriters"), understand that ABN AMRO Mortgage Corporation, a Delaware corporation (the "Company"), proposes to issue and sell approximately $696,207,745 original principal amount of Multi-Class Mortgage Pass-Through Certificates described below (the "Certificates"). The Certificates will be issued under a Pooling and Servicing Agreement, dated as of May 1, 2003, among the Company, as depositor, ABN AMRO Mortgage Group, Inc., as a seller and servicer, Washington Mutual Mortgage Securities Corp., as a seller and servicer and JPMorgan Chase Bank, as trustee. The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement prepared with respect to the Certificates.

         All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. The Closing Time referred to in Section 2 of the Underwriting Agreement shall be 10:00 a.m., New York, New York time, on May 28, 2003 and the location of the closing shall be the New York City offices of Thacher Proffitt & Wood. The opinion referred to in Section 4(b) of the Underwriting Agreement shall be delivered by Thacher Proffitt & Wood, as counsel for the Company. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective original principal amounts of Certificates set forth opposite their names in
Exhibit I hereto at the purchase price set forth below.

         The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus and the Prospectus Supplement.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

         The Underwriters will pay their pro rata share (based upon the principal amount of Offered Certificates each of the Underwriters has agreed to purchase as indicated on Exhibit I hereto) of all fees and expenses relating to any letter of independent certified public accountants delivered in connection with the Computational Materials.

Series Designation:
------------------

         ABN AMRO Mortgage Corporation Multi-Class Mortgage Pass-Through Certificates, Series 2003-6 Terms of the Certificates and Underwriting
Compensation:


                                  Original Principal or                                     Price to
                Class                Notional Amount*            Certificate Rate            Public
                -----                ----------------            ----------------            ------
                IA-1                     $96,588,000                  4.00%                    **
                IA-2                     $49,382,863                  5.50%                    **
                IA-3                     $31,103,000                  5.50%                    **
                IA-4                     $43,650,000                  5.50%                    **
                IA-5                     $47,462,000                  5.50%                    **
                IA-6                      $5,066,000                  5.50%                    **
                IA-7                     $16,927,000                  5.50%                    **
                IA-8                     $29,299,000                  5.50%                    **
                IA-9                     $10,000,000                  5.50%                    **
                IA-10                     $8,215,000                  5.50%                    **
                IA-11                     $5,000,000                  5.50%                    **
                IA-12                     $8,000,000                  5.50%                    **
                IA-13                     $2,062,500                   (1)                     **
                IA-14                       $808,594                   (1)                     **
                IA-15                       $128,906                   (1)                     **
                IA-16                     $1,756,944                   (1)                     **
                IA-17                       $867,064                   (1)                     **
                IA-18                       $250,992                   (1)                     **
                IA-19                    $19,857,399                   (1)                     **


                                      -2-

                IA-20                     $5,129,631                   (1)                     **
                IA-21                       $203,703                   (1)                     **
                IA-22                     $2,000,000                   (1)                     **
                IA-23                     $1,071,636                   (1)                     **
                IA-24                        $88,631                   (1)                     **
                IA-25                    $52,231,000                  4.25%                    **
                IA-26                     $5,081,174                  5.50%                    **
                IA-27                    $23,129,000                  5.50%                    **
                IA-28                    $10,281,000                  5.50%                    **
                IA-29                    $15,649,000                  3.75%                    **
                IA-30                    $45,399,000                  4.75%                    **
                IA-X                         $82,407                  5.50%                    **
                IA-P                      $2,097,788                   ***                     **
                IIA-1                    $61,047,000                  4.75%                    **
                IIA-2                    $15,500,000                  4.50%                    **
                IIA-3                     $1,000,000                  4.75%                    **
                IIA-4                    $13,250,000                  4.75%                    **
                IIA-5                    $14,970,028                   (1)                     **
                IIA-6                    $14,970,028                   (1)                     **
                IIA-7                    $23,732,972                  2.70%                    **
                IIA-8                    $63,807,504                  4.75%
                IIA-X                    $12,006,907                  4.75%                    **
                IIA-P                       $496,015                   ***                     **
                  M                       $7,338,803                   (2)                     **
                 B-1                      $3,494,668                   (2)                     **
                 B-2                      $2,166,694                   (2)                     **
                  R                             $100                4.729954%                  **

_________________________

* Approximate. Subject in the case of each Class to a permitted variance of plus or minus 5%.

** The Certificates are being offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

*** The Class IA-P and Class IIA-P Certificates are principal-only certificates and are not entitled to payments of interest.

(1) The Certificate Rate for certificates with variable rates of interests are set forth in the table below:

       CLASS                    FORMULA               APPROXIMATE INITIAL      MAXIMUM      MINIMUM
       -----                    -------               -------------------      -------      -------
    Class IA-13              LIBOR + 0.75%                  2.750000%           8.00%        0.75%
    Class IA-14     15.304349% - (LIBOR x 2.550725)        10.202899%        15.304349%      0.00%
    Class IA-15        116.00% - (LIBOR x 16.00)           20.000000%          20.00%        0.00%
    Class IA-16              LIBOR + 0.50%                  2.500000%           9.00%        0.50%
    Class IA-17     15.197360% - (LIBOR x 2.026315)        11.144731%        15.197360%      0.00%
    Class IA-18     59.499880% - (LIBOR x 6.999984)         7.000000%           7.00%        0.00%
    Class IA-19              LIBOR + 1.25%                  2.570000%           7.50%        1.25%
    Class IA-20     17.155233% - (LIBOR x 2.859205)        13.381082%        17.155233%      0.00%
    Class IA-21    449.999405% - (LIBOR x 71.999901)       18.000000%          18.00%        0.00%
    Class IA-22              9.75% - LIBOR                  8.430000%           9.75%        3.50%
    Class IA-23     17.864653% - (LIBOR x 2.977442)        13.934429%        17.864653%      0.00%
    Class IA-24    224.999318% - (LIBOR x 35.999886)        9.000000%           9.00%        0.00%
    Class IIA-5              LIBOR + 0.25%                  1.570000%           8.00%        0.25%
    Class IIA-6              7.75% - LIBOR                  6.430000%           7.75%        0.00%

(2) The Certificate Rate for the Class M, Class B-1 and Class B-2 Certificates will vary from approximately 4.729954% to 5.50% per annum. The initial Certificate Rate for the Class M, Class B-1 and Class B-2 Certificates will be approximately 5.281563% per annum.

Certificate Rating:
------------------

         AAA on the Class A Certificates and the Class R Certificate by Fitch Ratings ("Fitch") and Aaa on the Class A Certificates by Moody's Investors Service, Inc. ("Moody's").

         AA on the Class M Certificates by Fitch.

         A on the Class B-1 Certificates by Fitch.

         BBB- on the Class B-2 Certificates by Fitch.

REMIC Election:
--------------

         The Company intends to cause an election to be made to treat each of REMIC I, REMIC II and REMIC III as "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. All of the Certificates issued by REMIC III, other than the Class R Certificate, will represent ownership of REMIC "regular interests" in REMIC III. The Class R

Certificate will represent ownership of the REMIC "residual interest" in each of REMIC I, REMIC II and REMIC III.


Credit Enhancement:
------------------

         Senior/Subordinated: Shifting interest.

Cut-off Date:
------------

         The Cut-off Date is May 1, 2003.

Remittance Date:
---------------

         The 25th day of each month, or if such 25th day is not a Business Day, the first Business Day immediately following, commencing June 25, 2003.

Purchase Price:
--------------

         The purchase price payable by the Underwriter for the Certificates is approximately 101.19% of the aggregate principal balance of the Certificates as of the Closing Date plus accrued interest, as applicable, from May 1, 2003 up to but not including the Closing Date.

Information Provided by Credit Suisse First Boston LLC:
------------------------------------------------------

         The information described in the last sentence of Section 6(b) of the Underwriting Agreement constitutes information furnished in writing by Credit Suisse First Boston LLC on behalf of the Underwriters expressly for use in the Registration Statement relating to such Series of Certificates as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

Underwriting Commission:
-----------------------

         Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriter in connection with the purchase of the Certificates.

Closing Date and Location:
-------------------------

         May 28, 2003 at the New York City offices of Thacher Proffitt & Wood.

         Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                                             CREDIT SUISSE FIRST BOSTON LLC


                                             By: /s/ Helaine Hebble
                                                 -----------------------------
                                             Name:   Helaine Hebble
                                             Title:  Director

                                             ABN AMRO FINANCIAL SERVICES, INC.



                                             By: /s/ Maria Fregosi
                                                 -----------------------------
                                             Name:   Maria Fregosi
                                             Title:  First Vice President


ACCEPTED:

ABN AMRO MORTGAGE CORPORATION


By: /s/ Daniel J. Fischer
    ----------------------------
Name:   Daniel J. Fischer
Title:  Vice President


LASALLE BANK CORPORATION


By: /s/ Thomas G. Dolan
    ----------------------------
Name:   Thomas G. Dolan
Title:  Senior Vice President


By:  /s/ Marty Penstein
     ----------------------------
Name:    Marty Penstein
Title:   Executive Vice President

                                    EXHIBIT I
                                    ---------

                                            Original Principal
Name                                      Amount of Certificates
----                                      ----------------------

Credit Suisse First Boston LLC                 $696,207,745

TOTAL                                          $696,207,745            100%
                                               ============            ===